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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported)    February 26, 2000


                               NetIQ Corporation
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            (Exact name of registrant as specified in its charter)


          Delaware                        000-26757              77-0405505
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(State or other jurisdiction             (Commission           (IRS Employer
      of incorporation)                  File Number)       Identification No.)


             5410 Betsy Ross Drive, Santa Clara, California  95054
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              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (408) 330-7000
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                                 Not applicable
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         (Former name or former address, if changed since last report)
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ITEM 5.   Other Events

     On February 26, 2000, NetIQ Corporation ("NetIQ") and Mission Critical Software, Inc. ("MCS") signed a definitive merger agreement pursuant to which the two companies intend to combine in a merger of equals.

     In connection with the merger agreement, (i) NetIQ and MCS entered into a Stock Option Agreement, dated as of February 26, 2000 (the "MCS Stock Option Agreement"), pursuant to which NetIQ has the right, under certain circumstances, to purchase up to 3,416,052 shares of Common Stock, par value $.001 per share, of MCS and (ii) NetIQ and MCS entered into a Stock Option Agreement, dated as of February 26, 2000 (the "NetIQ Stock Option Agreement"), pursuant to which MCS has the right, under certain circumstances, to purchase up to 3,520,234 shares of Common Stock, par value $.001 per share, of NetIQ.

     A copy of each of the merger agreement, the MCS Stock Option Agreement and the NetIQ Stock Option Agreement is attached hereto as Exhibit 2.1, Exhibit 4.1 and Exhibit 4.2, respectively. Such Exhibits are incorporated by reference into this Item 5 and the foregoing description is qualified in its entirety by reference to such Exhibits.

ITEM 7.   Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits.

          Exhibit No.    Description
          -----------    -----------

          2.1 Agreement and Plan of Reorganization, dated as of February 26, 2000, by and among NetIQ Corporation, Planet Acquisition Corp. and Mission Critical Software, Inc.

          4.1 Stock Option Agreement, dated February 26, 2000, between NetIQ Corporation and Mission Critical Software, Inc.

          4.2 Stock Option Agreement, dated February 26, 2000, between Mission Critical Software, Inc. and NetIQ Corporation.

          99.1           Press release dated February 28, 2000.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    NETIQ CORPORAITON


Dated:  March 6, 2000               By:  /s/ James A. Barth
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                                         James A. Barth
                                         Chief Financial Officer


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